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                                                                      EXHIBIT 21


              SIGNIFICANT SUBSIDIARIES OF UNION PACIFIC CORPORATION


                                                                                STATE OF
NAME OF CORPORATION                                                             INCORPORATION
-------------------                                                             -------------

Overnite Transportation Company............................................        Virginia
Southern Pacific Rail Corporation..........................................        Utah
Union Pacific Railroad Company.............................................        Delaware